Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b) (2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars
26th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Robert M. Macallister

Vice President and Assistant General Counsel

J. P. Morgan Trust Company, National Association

c/o 1 Chase Manhattan Plaza, 25th Floor

New York, New York 10081

Tel:   (212) 552-1716

(Name, address and telephone number of agent for service)

HSBC FINANCE CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	86-1052062
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

2700 Sanders Road
Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                    General Information.

Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                    Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.                 List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.                Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.                Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.                Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.                Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.                Not Applicable

Exhibit 6.                The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.                A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                Not Applicable

Exhibit 9.                Not Applicable

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 12th day of December, 2005.

J. P. Morgan Trust Company, National Association

By	/s/ George N. Reaves
George N. Reaves
Authorized Officer

3

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

December 12, 2005

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between HSBC Finance Corporation and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National Association

By	/s/ George N. Reaves

George N. Reaves
Vice President

4

Exhibit 7.               Report of Condition of the Trustee.

J. P. Morgan Trust Company, National Association

Statement of Condition

30-Sep-05

		($000)
Hyperion Accounts to pick up	Assets
1105	Cash and Due From Banks	44,924
1200, 1400	Securities	214,539
1560	Loans and Leases	115,633
1600	Premises and Fixed Assets	7,396
19216	Intangible Assets	356,469
19194	Goodwill	202,094
1800, 19060, 19092, 19200, 19250	Other Assets	43,434
1999	Total Assets	984,489

	Liabilities
2105	Deposits	119,305
2710	Other Liabilities	47,817
2800	Total Liabilities	167,122

	Equity Capital
3100	Common Stock	600
3200	Surplus	701,587
3400, 3620	Retained Earnings	72,537
3520	Total Equity Capital	817,367

3900	Total Liabilities and Equity Capital	984,489

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Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 1111 Polaris Parkway, Columbus, Ohio 43240

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2005, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$28,433
Interest-bearing balances	17,638
Securities:
Held to maturity securities	84
Available for sale securities	55,133
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	24,468
Securities purchased under agreements to resell	167,210
Loans and lease financing receivables:
Loans and leases held for sale	30,960
Loans and leases, net of unearned income	$360,848
Less: Allowance for loan and lease losses	4,895
Loans and leases, net of unearned income and allowance	355,953
Trading Assets	229,642
Premises and fixed assets (including capitalized leases)	8,279
Other real estate owned	141
Investments in unconsolidated subsidiaries and associated companies	794
Customers’ liability to this bank on acceptances outstanding	738
Intangible assets
Goodwill	23,365
Other Intangible assets	10,275
Other assets	55,313
TOTAL ASSETS	$1,008,426

LIABILITIES
Deposits
In domestic offices	$389,235
Noninterest-bearing	$138,883
Interest-bearing	250,352
In foreign offices, Edge and Agreement subsidiaries and IBF’s	140,161
Noninterest-bearing	$6,800
Interest-bearing	133,361

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,435
Securities sold under agreements to repurchase	109,608
Trading liabilities	131,588
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	82,712
Bank’s liability on acceptances executed and outstanding	738
Subordinated notes and debentures	17,662
Other liabilities	40,948
TOTAL LIABILITIES	921,087
Minority Interest in consolidated subsidiaries	2,249

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,467
Retained earnings	24,523
Accumulated other comprehensive income	(685)
Other equity capital components	0
TOTAL EQUITY CAPITAL	85,090

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$1,008,426

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	) DIRECTORS
MICHAEL J. CAVANAGH	)